                                                                      Exhibit 11
                            RAMSAY HEALTH CARE, INC.
                                AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
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

                                      Quarter Ended          Six Months Ended
                                        December 31             December 31

                                     1996        1995        1996        1995
                                ------------------------------------------------
PRIMARY

Weighted Average Common
  Shares Outstanding............   8,389,427   7,952,692   8,281,578   7,836,866

Class B Convertible Preferred
  Stock, Series C...............   1,424,860   1,424,860   1,424,860   1,424,860
                                  ----------  ----------  ----------  ----------
TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES......   9,814,287   9,377,552   9,706,438   9,261,726
                                  ==========  ==========  ==========  ==========
Net Income Available to
  Common Shareholders...........  $1,843,000  $  835,000  $1,991,000  $  444,000
                                  ----------  ----------  ----------  ----------
NET INCOME PER SHARE............  $     0.19  $     0.09  $     0.21  $     0.05
                                  ==========  ==========  ==========  ==========

FULLY DILUTED

Weighted Average Common
  Shares Outstanding............   8,389,427   8,012,701   8,281,578   8,012,701

Class B Convertible Preferred
  Stock, Series C...............   1,424,860   1,424,860   1,424,860   1,424,860
                                  ----------  ----------  ----------  ----------
TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES......   9,814,287   9,437,561   9,706,438   9,437,561
                                  ==========  ==========  ==========  ==========
Net Income Available to Common
  Shareholders..................  $1,843,000  $  835,000  $1,991,000  $  444,000
                                  ----------  ----------  ----------  ----------
NET INCOME PER SHARE............  $     0.19  $     0.09  $     0.21  $     0.05
                                  ==========  ==========  ==========  ==========


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